Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a “Signatory”) constitutes and appoints Neil J. Campbell, Robert B. Ott and Richard E. Baltz (each, an “Agent”, and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Michael M. Tarnow Michael M. Tarnow	Chairman of the Board	March 27, 2003

/s/ Neil J. Campbell Neil J. Campbell	President and Chief Operating Officer (principal executive officer)	March 31, 2003

/s/ Dane R. Saglio Dane R. Saglio	Chief Financial Officer (principal financial and accounting officer)	March 31, 2003

/s/ Donald S. Brooks Donald S. Brooks	Director	March 31, 2003

Jerry Finkelstein	Director	March __, 2003

/s/ Jennie C. Hunter-Cevera Jennie C. Hunter-Cevera	Director	March 28, 2003

Signature	Title	Date

/s/ Mark C. M. Randall Mark C. M. Randall	Director	March 31, 2003

/s/ Wendell M. Starke Wendell M. Starke	Director	March 26, 2003

/s/ Peter S. Knight Peter S. Knight	Director	March 28, 2003